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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement (the "Agreement") is entered into as of June 11, 1999 by and among Xoom.com, Inc., a Delaware corporation (the "Company"), and National Broadcasting Company, Inc. (together with its successors and permitted assigns, the "Purchaser"). The Company desires to sell, and the Purchaser desires to purchase, an aggregate of 960,028 shares (the "Shares") of the Company's common stock, $.0001 par value per share (the "Common Stock"), on the terms and subject to the conditions set forth herein. Accordingly, the Company and the Purchaser hereby agree as follows:

     1.   Agreement to Purchase.
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          (a) At the Stock Closing (as defined below), and subject to the terms and conditions set forth in this Agreement, the Purchaser will purchase the Shares from the Company, and the Company will issue and sell the Shares to the Purchaser, for an aggregate purchase price of $55,000,000 ($57.29 per Share).

          (b) Upon the original issuance of the Shares by the Company to the Purchaser and until such time as the same is no longer required under the applicable requirements of the Securities Act or applicable state securities laws, any certificate issued representing and such Shares shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE SO REGISTERED OR (B) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT."

     2.   Closing.  Subject to the satisfaction of the conditions set forth in
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Section 6 below, the closing of the purchase and sale of the Shares hereunder
(the "Stock Closing") shall occur three business days after the HSR Condition (as defined below) has been satisfied. Upon payment of the purchase price for the Shares, by wire transfer of immediately available funds to an account specified by the Company, the Company will deliver to the Purchaser a certificate or certificates representing such Shares, registered in the name of the Purchaser.

     3.   Representations and Warranties of the Company.  The Company represents
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and warrants, as of the date hereof and as of the Stock Closing, as follows:

          (a) Merger Agreement Representations.  The representations and
              --------------------------------
warranties of the Company contained in the Amended and Restated Agreement and Plan of Contribution, Investment and Merger, dated as of June 11, 1999 (the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the
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Merger Agreement), among the Purchaser, GE Investments Subsidiary, Inc., Neon
Media Corporation, Xenon 2, Inc. and the Company (i) are true and correct in all material respects, in each case, on and as of May 9, 1999 and (ii) in the case of the representations contained in Section 4.3(i) and 4.3(j), are true and correct in all material respects, in each case, on and as of the date hereof and
(iii) will be true and in all material respects, in each case, on and as of the Stock Closing, except, in each case, to the extent such representations and warranties by their terms speak as of a specified date, in which case they are true and correct in all material respects as of such date.

          (b) Authorization.  The Company has taken all corporate action
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required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, including the issuance of the Shares, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company. When issued to and paid for by the Purchaser in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been waived.

          (c) Consents.  Except for any filings, authorizations, consents and
              --------
approvals as may be required under the HSR Act, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or of the Company's affiliates is required for the execution of this Agreement or the performance of the Company's obligations hereunder, including, without limitation, the sale of the Shares to the Purchaser.

          (d) Capital Stock.  The authorized capital stock of the Company
              -------------
consists of 80,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.0001 par value per share (the "Preferred Stock"), of the Company, of which 17,449,049 shares of Common Stock and no shares of Preferred Stock have been issued and are outstanding as of the date hereof. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of Common Stock.

          (e) Stock Options.  As of the date hereof, the Company has reserved
              -------------
6,306,851shares of Common Stock for issuance pursuant to the Xoom Plan Options, Xoom Non-Plan Options and the MightyMail Networks, Inc. 1999 Stock Option Plan (the "MightyMail Plan"), of which 3,363,009 have been issued as of the date hereof, of which 2,052,967 shares remain subject to Xoom Plan Options unexercised as of the date hereof, 742,282 shares remain subject to Xoom Non-Plan Options unexercised as of the date hereof and 21, 182 shares remain subject to the MightyMail Plan unexercised as of the date hereof. None of the Xoom Options will be accelerated in any way by the transactions contemplated by this Agreement.

          (f) Section 203.  The Boards of Directors of the Company and each of
              -----------
its Subsidiaries has taken appropriate action so that the provisions of Section 203 of the DGCL restricting "business combinations" with "interested stockholders" (each as defined in such
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Section 203) will not, prior to the termination of this Agreement pursuant to
Section 7(a) hereof, apply to the Purchaser or any of its Affiliates with respect to this Agreement or any of the transactions contemplated hereby.

     4.   Representations and Warranties of the Purchaser.  The Purchaser
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represents and warrants, as of the date hereof and as of the Stock Closing, as follows:

          (a) Authorization.  The Purchaser has taken all corporate action
              -------------
required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser.

          (b) Consents.  Except for any filings, authorizations, consents and
              --------
approvals as may be required under the HSR Act, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or of the Purchaser's affiliates is required for the execution of this Agreement or the performance of the Purchaser's obligations hereunder, including, without limitation, the purchase of the Shares from the Company.

          (c) Purchase for Investment. The Purchaser is acquiring the Shares for
              -----------------------
its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act.

          (d) Restricted Securities.  The Purchaser understands that the Shares
              ---------------------
constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is available.

          (e) Accredited Investor.  The Purchaser is an "accredited investor"
              -------------------
within the meaning of Rule 501 under the Securities Act.

     5.   Conduct of Business of the Company.  The Company agrees that, except
          ----------------------------------
as provided or permitted by the terms of the Merger Agreement, it shall not issue, purchase or redeem, or authorize or propose the issuance, purchase or redemption of, or declare or pay any dividend with respect to, any shares of capital stock of the Company or any class of securities convertible into, or rights, warrants or options to acquire, any such shares of other convertible securities.

     6.   Agreement to Vote Shares.  At every meeting of the stockholders of the
          ------------------------
Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Purchaser agrees that it shall vote (or cause to be voted) all of the Shares that it beneficially owns on the record date of any such vote or action in favor of the adoption of the Agreement and Plan of Contribution and Merger, dated May 9, 1999, among CNET, Inc., the
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Company, Xenon 2, Inc., Xenon 3, Inc., and Snap! LLC and the approval of the
Company's adoption of the Merger Agreement and the approval of the terms thereof (with such modifications as the parties thereto may make (except for modifications that would adversely affect the Purchaser)) and each of the other transactions contemplated by such agreements.

     7.   Conditions to Closing.  The obligations hereunder of the Company and
          ---------------------
the Purchaser shall be subject to and conditioned upon the satisfaction or waiver by the appropriate party of each of the following conditions on or prior to the Stock Closing:

          (a) No Injunctions or Restraints.  At the Stock Closing, there shall
              ----------------------------
be (i) no injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the transactions contemplated hereby, and (ii) no action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of this Agreement and the transactions herein illegal; provided, however, that the parties hereto shall
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use their reasonable commercial efforts to have such injunction, order, decree, claim, action, suit, statute, rule or regulation vacated or declared inapplicable as expeditiously as practicable.

          (b) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of each party shall be true and correct in all material respects, in each case, as of the date hereof and as of the Stock Closing, as if such representations and warranties had been made on and as of such dates (except with respect to representations and warranties that, by their terms, are made as of a different date, which must be true and correct in all material respects as of such date).

          (c) Covenants of the Parties.  Each party shall have performed its
              ------------------------
obligations hereunder that are required to be performed at or prior to the Stock Closing.

          (d) Regulatory Authorization.  Any required waiting period applicable
              ------------------------
to the purchase of the Shares hereunder pursuant to the HSR Act shall have expired or been terminated (the "HSR Condition"). The Company and the Purchaser will make all filings and take all reasonable actions within their respective control required in order to satisfy the HSR Condition; provided that neither party will be required to dispose of or agree to hold separate any assets or business operations or to agree to any restriction on its business activities in connection therewith.

     8.   Miscellaneous.
          -------------

          (a) The terms and conditions of this Agreement represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter. This Agreement may be modified only in a writing signed by the party against whom such modification is to be enforced.
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          (b) The Purchaser may not assign, other than to an affiliate, this
Agreement or any rights or obligations hereunder without the prior written consent of the Company, and the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

          (c) This Agreement shall be construed and enforced in accordance with the laws of the state of New York applicable to agreements between residents of New York wholly executed and wholly performed therein.

          (d) This Agreement may be executed in one or more counterparts, and such counterparts shall together constitute one and the same agreement.
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          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                              XOOM.COM, INC.


                              By:____________________________
                              Name:__________________________
                              Title:_________________________


                              NATIONAL BROADCASTING
                              COMPANY, INC.


                              By:____________________________
                              Name:__________________________
                              Title:_________________________